                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 16, 2001, accompanying the consolidated financial statements included in the Annual Report of AVIDYN, Inc. on Form 10-KSB for the years ended December 31, 2000 and 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of AVIDYN, Inc. on Forms S-3 (File No. 333-84367, 333-69363, 333-47781, 333-05025, 33-97646, 33-97646, 33-58334-FW, 33-325321 and 33-91278)
and on Forms S-8 (File No. 33-97648, 33-97650, 33-89436, 33-89436, 33-89438,
33-370301 and 33-89440).



GRANT THORNTON, LLP

Dallas, Texas
March 30, 2001